Calculation of Filing Fee Tables
S-3
KB HOME
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Other	Guarantees of Debt Securities by direct and indirect subsidiaries of KB Home	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Stock Purchase Units	457(r)				0.0001381
Fees to be Paid	8	Other	Depositary Shares	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee.

[2]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee. (3) No separate consideration will be received for the guarantees of debt securities. See Table of Additional Registrants for a list of the subsidiary guarantors.

[3]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee. (4) In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

[4]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee. (4) In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

[5]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee.

[6]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee. (4) In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

[7]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee. (4) In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

[8]	(1) Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities. (2) An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee. (4) In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date